UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2016

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17870 Castleton St., Ste. 250, City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Phone: 626-964-5788 Fax: 626-964-5988

(Registrant’s telephone number and fax number, including area code)

P.O. Box 1559, Bothell, WA 98041

(Former name or former address, if changed since last report)

Phone: 425-892-4322 Fax: 206-830-9424

(Registrant’s former telephone number and fax number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On December 8, 2016, Marina Biotech Inc. (the “Company”) dismissed Wolf & Company, P.C. (“Wolf”) as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was approved by the Board of Directors.

Wolf’s report on the Company’s financial statements for either of the two most recent fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles, except that such report on the Company’s financial statements contained an explanatory paragraph in regard to the substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2015 and 2014 and during the subsequent interim period from January 1, 2016 through December 8, 2016, (i) there were no disagreements, resolved or not, with Wolf on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures that, if not resolved to Wolf’s satisfaction, would have caused Wolf to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that Wolf advised the Company of the following financial reporting deficiencies that represent material weaknesses as of December 31, 2013 as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which annual report was filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2014:

●	Financial Reporting Process: Because of the financial challenges that the Company faced during the 2013 fiscal year and during subsequent reporting periods prior to the filing of the Annual Report on Form 10-K for the 2013 fiscal year, the Company did not maintain a financial reporting process which would have enabled the Company to issue timely financial statements as required by the rules of the SEC.

●	Qualified Personnel: The Company determined that processes and controls over timely impairment testing of long-lived assets were inadequate at such time primarily because the Company lacked the resources at such time to acquire the necessary valuation expertise to operate effective processes and controls over the impairment testing of long-lived assets. As a result, a reasonable possibility existed at such time that material misstatements in the Company’s financial statements would not be prevented or detected on a timely basis.

The foregoing material weaknesses were remediated during the Company’s 2014 fiscal year, as noted in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Company provided Wolf with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the “SEC”), and requested that Wolf furnish the Company with a letter addressed to the SEC stating whether Wolf Agrees with the statements made in this Item 4.01 of this current report on Form 8-K, and if not, stating the matters with respect which Wolf does not agree. A copy of the letter provided by Wolf is filed as Exhibit 16.1 to this current report on Form 8-K.

(b) Engagement of Independent Registered Public Accounting Firm.

On December 8, 2016, Squar Milner LLP (“Squar”) was engaged as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The appointment of Squar was approved by the Board of Directors.

During the two most recent fiscal years ended December 31, 2015 and 2014 and during the subsequent interim period from January 1, 2016 through December 8, 2016, neither the Company nor anyone on its behalf consulted Squar regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Squar concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a ”disagreement” or a ”reportable event”, each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

ITEM 8.01 Other Events.

On December 8, 2016, the Company moved its headquarter to 17870 Castleton St., Ste. 250, City of Industry, CA 91748. The Company’s new telephone and fax numbers are as follows, phone: 626-964-5788, fax: 626-964-5988.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Wolf & Company, P.C. dated December 14, 2016 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.
(Registrant)
Date: December 14, 2016
/s/ Joseph W. Ramelli
Joseph W. Ramelli
Interim Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Wolf & Company, P.C. dated December 12, 2016 to the Securities and Exchange Commission.